EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-01239) dated February 27, 1996 pertaining to the Health Care REIT, Inc. 1995 Stock Incentive Plan, the Registration Statement (Form S-8 No. 333-40769) dated November 21, 1997 pertaining to the Health Care REIT, Inc. Stock Plan for Non-Employee Directors, the Registration Statement (Form S-8 No. 333-40771) dated November 21, 1997 pertaining to the Health Care REIT, Inc. 1995 Stock Incentive Plan, the Registration Statement (Form S-8 No. 333-73916) dated November 21, 2001 pertaining to the Health Care REIT, Inc. 1995 Stock Incentive Plan, the Registration Statement (Form S-3 No. 333-107280) dated July 23, 2003, as amended on August 1, 2003, pertaining to $937,557,819 of securities of Health Care REIT, Inc., the Registration Statement (Form S-3 No. 333-110877) dated December 2, 2003 pertaining to 811,335 shares of common stock of Health Care REIT, Inc. with respect to the resale of shares of common stock received in connection with the conversion of shares of the 6% Series E Cumulative Convertible and Redeemable Preferred Stock, the Registration Statement (Form S-3 No. 333-110902) dated December 3, 2003, as amended on December 11, 2003, pertaining to the Health Care REIT, Inc. Amended and Restated Dividend Reinvestment and Stock Purchase Plan and the Registration Statement (Form S-8 No. 333-120915) dated December 1, 2004 pertaining to the Health Care REIT, Inc. Stock Plan for Non-Employee Directors, of Health Care REIT, Inc. of our report dated March 11, 2005 (except for Note 15 as to which the date is May 11, 2005) with respect to the consolidated financial statements and schedules of Health Care REIT, Inc. included in this Current Report on Form 8-K.

Toledo, Ohio May 11, 2005	/s/ ERNST & YOUNG LLP